Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-123103) on Form S-8 of our report dated June 15, 2017, appearing in the annual report on Form 11-K of the Meritor, Inc. Hourly Employees Savings Plan for the year ended December 31, 2016.

/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
June 15, 2017